EXHIBIT 12.5

THE TOLEDO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2005	2006	2007	2008	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$76,170	$99,410	$91,242	$74,927	$23,978
Interest and other charges, before reduction for amounts capitalized
and deferred	21,489	23,179	34,135	23,286	36,512
Provision for income taxes	73,931	59,869	53,736	29,824	7,939
Interest element of rentals charged to income (a)	80,042	77,158	57,393	37,172	34,514

Earnings as defined	$251,632	$259,616	$236,506	$165,209	$102,943

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$21,489	$23,179	$34,135	$23,286	$36,512
Interest element of rentals charged to income (a)	80,042	77,158	57,393	37,172	34,514

Fixed charges as defined	$101,531	$100,337	$91,528	$60,458	$71,026

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.48	2.59	2.58	2.73	1.45

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12.5

THE TOLEDO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Year Ended December 31,
	2005	2006	2007	2008	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$76,170	$99,410	$91,242	$74,927	$23,978
Interest and other charges, before reduction for amounts capitalized
and deferred	21,489	23,179	34,135	23,286	36,512
Provision for income taxes	73,931	59,869	53,736	29,824	7,939
Interest element of rentals charged to income (a)	80,042	77,158	57,393	37,172	34,514

Earnings as defined	$251,632	$259,616	$236,506	$165,209	$102,943

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
Interest before reduction for amounts capitalized and deferred	$21,489	$23,179	$34,135	$23,286	$36,512
Preferred stock dividend requirements	7,795	9,409	-	-	-
Adjustments to preferred stock dividends
to state on a pre-income tax basis	7,561	5,667	-	-	-
Interest element of rentals charged to income (a)	80,042	77,158	57,393	37,172	34,514

Fixed charges as defined plus preferred stock
dividend requirements (pre-income tax basis)	$116,887	$115,413	$91,528	$60,458	$71,026

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	2.15	2.25	2.58	2.73	1.45

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.